UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  October 23, 2015

GREENHOUSE SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54759	45-2094634
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

8400 E. Crescent Pkwy., Suite 600, Greenwood Village, CO  80111

(Address of Principal Executive Offices) (Zip Code)

(970) 439-1905

Registrant's telephone number, including area code

(Former name or former address, if changed since last report)

            Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01 Entry Into A Material Definitive Agreement

On November 5, 2015, Greenhouse Solutions, Inc. (the "Company") signed a Joint Venture Agreement with KOIOS, LLC to develop and market a hemp protein-based energy drink utilizing KOIOS proprietary formulae.  A copy of the Joint Venture Agreement is attached hereto as Exhibit 10.1.

On November 19, 2015, Greenhouse Solutions, Inc. (the "Company") signed a Master License Agreement with Dr. M.S. Reddy.  Dr. Reddy has developed intellectual property for the nutritional industries pertaining exclusively to the use of hemp and hemp related products in combination with the probiotics.  The Company has agreed to acquire an exclusive license from Dr. Reddy for use of the intellectual property in the products and proprietary formulations of products for marketing .  A copy of the Master License Agreement is attached hereto as Exhibit 10.2

In consideration for the license, the Company issued Dr. Reddy 3,000,000 shares of the Company's restricted common stock.  Dr. Reddy shall be paid 20% of the net profit from sales of each quantity of licensed products sold on a 45 day trailing basis and Dr. Reddy may demand accounting at any time.

SECTION 3 - SECURITIES AND TRADING MARKETS

Item 3.02 Unregistered Sales of Equity Securities

On October 23, 2015, the Company approved the issuance of 634,213 shares of common stock for services.  The Company relied on the exemption from registration provided under Section 4(a)2 as a transaction not involving any public offering of securities, therefore exempt from Registration under the Securities Act of 1933.

The Company sold in a private placement, 1,000,000 units, at $0.10 per unit, consisting of common shares and warrants to purchase shares of common stock at $0.20 for proceeds of $100,000. The Company relied on the exemption from registration provided under Regulation D, Rule 506 for accredited investors.

Per the Master License Agreement reported in Item 1.01 above, the Company approved the issuance of 3,000,000 shares of the Company's restricted common stock. The Company relied on the exemption from registration provided under Section 4(a)2 as a transaction not involving any public offering of securities, therefore exempt from Registration under the Securities Act of 1933.

SECTION 7 - REGULATION FD

Item 7.01 Regulation FD Disclosure.

Press Release

The information in this Item 7.01 of this Current Report is furnished pursuant to Item 7.01 and shall not be deemed "filed" for any purpose, including for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section. The information in this Current Report on Form 8-K shall not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act regardless of any general incorporation language in such filing.

On November 2, 2015, the Company issued a press release regarding the addition of Dr. Samba Reddy to the Company's advisory board. A copy of the press release is attached hereto as Exhibit 99.1.

On November 5, 2015, the Company issued a press release regarding a joint venture agreement with KOIOS, LLC.  A copy of the press release is attached hereto as Exhibit 99.2.

On November 20, 2015, the Company issued a press release.  A copy of the press release is attached hereto as Exhibit 99.3.

SECTION 8 - OTHER EVENTS

 Item 8.01 Other Events

On November 2, 2015, the Company announced the addition of Dr. Samba Reddy to the Company's advisory board. Dr. Samba Reddy is a Professor of Neuroscience and Experimental Therapeutics in the College of Medicine at Texas A&M University. Previously, Dr. Reddy worked as an Assistant Professor at North Carolina State University and has won several NIH grants for pharmacology research. He joined Texas A&M University in 2008 as an Associate Professor, receiving a promotion to Professor in 2012. He completed clinical pharmacy training and received board certification as Registered Pharmacist (RPh) in Texas. As an expert pharmacist, he gives lectures on clinical topics and organizes free community health camps.

Dr. Reddy's scientific publication record is recognized worldwide with over 120 published papers in international journals, exceeding 80 "first-authored" manuscripts in prime journals. His publications have been cited and widely referenced in the field with over 7000 citations and an overall h-index of 36. He has authored two of the leading textbooks in the field, Pharmacy Entrance and Pharmacy Quiz in addition to other book publications and participation in authoring chapters to major text books. He has given over 100 seminars and co-authored over 200 presentations worldwide.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(d) Exhibits. The following is a complete list of exhibits filed as part of this Report. Exhibit numbers correspond to the numbers in the exhibit table of Item 601 of Regulation S-K.

Exhibit No.	Description
10.1	Joint Venture Agreement with KOIOS, LLC
10.2	Master I.P. License Agreement #3
99.1	Press Release, dated November 2, 2015
99.2	Press Release, dated November 5, 2015
99.3	Press Release, dated November 20, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                                            GREENHOUSE SOLUTIONS, INC.

                                                            By:/s/ John G. Michak, III

                                                            John G. Michak, III, Chief Operating Officer

                                                            Date: November 20, 2015